Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-57189, 333-39938, 333-133588, and 333-173878 on Form S-8 of our reports dated February 24, 2016, relating to the consolidated financial statements of Stepan Company and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Stepan Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois

February 24, 2016